PRODUCT PURCHASE AGREEMENT
This Product Purchase Agreement (the "Agreement") is entered into as of the 29th day of December, 2000, by and between Alpharma USPD Inc., a Maryland corporation (the "Buyer"), and Ascent Pediatrics, Inc., a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to together herein as the "Parties."
                                    RECITALS
     WHEREAS, the Seller is the owner of a suppository product lines identified by the names Feverall (acetaminophen in strengths 80, 120, 325 and 650 mg.) and Acetaminophen Unisert (in strengths 120, 325 and 650 mg.) (the "Product") and the New Drug Approval (No. 8-337) issued by the United States Food and Drug Administration (the "FDA") with respect to the Product together with all amendments, supplements and updates thereto (the "NDA"); and
     WHEREAS, the Seller and the Buyer desire to enter into an agreement pursuant to which the Buyer will purchase, and the Seller will sell, all of the Seller's right, title and interest in and to the Product, including without limitation the NDA for the Product, for the consideration set forth below, subject to the right and obligation to resell the Product to Seller upon the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:



ARTICLE  I

SALE  AND  DELIVERY  OF  THE  PRODUCT
1.1     Delivery  of  the  Product.
        --------------------------
(a) Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Seller all of Seller's right, title and interest in and to the following specifically identified properties, assets and other claims, contracts, rights and other interests specifically excluding the Excluded Assets as defined in Section 1.1
(d):
(i)     the  Product
(ii) the inventories of finished goods, samples, trade packs and similar items of the Seller which exist on the date hereof (the "Inventory");
(iii) the regulatory approvals, registrations and associated materials (including the product dossier) relating to the NDA ( the "Registrations");
(iv) the rights of the Seller arising after the Closing under the toll manufacturing agreement with Upsher-Smith and the other group purchasing contracts listed on Schedule 1.1 (a) (iv) hereto (the "Contracts"); and
(v) all unfilled orders (if any) relating to the Product as of the Closing of which Buyer has notice; and
(vi) all United States patents, patent applications, the trademarks "Feverall" and "Unisert" trade secrets and other proprietary or intellectual property rights used in, or necessary for the manufacture, marketing or sale of the Seller's Product, including formula for the Product (the "Related Intellectual Property").


(b) The Product, the Registrations including the NDA for the Product, Inventory, Contracts, the Related Intellectual Property and the other properties and assets described in (a) above are hereinafter referred to collectively as the "Product Assets."
(c) Seller represents and warrants that the effect of the transfer of Seller's right, title and interest in and to the Product Assets is to give the Buyer the exclusive, worldwide rights to manufacture, market, distribute and sell the Product, subject, however, to the liabilities and obligations of Seller specifically assumed by Buyer pursuant to Section 1.4 below. The transfer of the Product Assets shall not effect or be construed as an assumption by Buyer of any liabilities or obligations related to Seller's manufacture, marketing or sale of the Product prior to the date hereof.
(d) The Product Assets do not include cash, securities, accounts receivable (except any accounts receivable associated with unfilled orders), refunds of taxes related to periods ending on or prior to the Closing Date and other rights derived from the Product prior to the Closing Date (collectively, the "Excluded Assets").

1.2     Notification  to the FDA.  Concurrently herewith Seller will execute and
        -------------------------
cause to be filed with the FDA a change of ownership letter, in the form attached hereto as Exhibit A, naming the Buyer as the sponsor of the NDA for the
     Product.
1.3     Assumption  of  Liabilites.  At  the  Closing  the  Buyer  shall  assume
        ---------------------------
responsibility for performing all of the obligations of Seller under the Contracts which are due to be performed after the Closing Date; provided that such assumption shall not include any liability (x) which is in default or was required under the Contract to have been, but was not, timely performed prior to the Closing Date or (y) which relates to Products sold by Seller prior to the Closing Date, including without limitation product liability claims or product recalls or (z) which becomes due and payable with respect to the delivery of Products or other third party performance which took place prior to the Closing Date (including without limitation rebates or similar payments due after the Closing Date for Products sold prior to the Closing Date).
1.4     Further  Assurances.  At  any  time and from time to time after the date
        -------------------
hereof, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and at Buyer's expense take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of the Product Assets (including, without limitation, all instruments necessary to transfer of record in the U.S. Trademark Office the "Feverall trademark being assigned to Buyer pursuant to Section 1.1 (vi) hereof), and to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute and agreement to assign the any agreement or any benefit arising thereunder, if an attempted assignment thereof without the consent of the other party to an agreement would constitute a breach thereof. If such consent is necessary but not obtained, Seller will cooperate with Buyer in any arrangement designed to provide for
Buyer to receive the benefit of such agreement provided that Buyer shall indemnify and hold Seller harmless for any action which Seller takes in this regard at the request of Buyer.
1.5     Purchase  Price.  The  purchase  price  to  be paid by the Buyer for the
        ---------------
Product Assets and for the Retained Intellectual Property License shall be $12,000,000 (the "Purchase Price"). Concurrently herewith, as full payment of the Purchase Price, Buyer shall deliver to Seller for cancellation that certain Promissory Note in the present principal amount of $12,000,000 executed by Seller in favor of Buyer in connection with the Loan Agreement between the Parties dated February 16, 1999 (as amended) with such note marked "Paid in Full".
1.6     Transaction  Taxes.   Any  and  all  federal,  state,  county,  local or
        ------------------
foreign sales, use, value added, excise, stamp, transfer and other Taxes (as defined below) not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, recording or similar fees and charges imposed in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Buyer.
1.7     Allocation  of Purchase Price. The amount of the Purchase Price shall be
        ------------------------------
allocated first to the Inventory at Seller's book value and then to the remainder of the Product Assets.
     1.8     The  Closing.     The  Closing shall take place on the date hereof.
             -------------
Such Closing may be held by the parties meeting in a single location to execute this Agreement and the other instruments required hereby or by the parties executing duplicate originals of said documents and delivering them by facimile or other reasonable means. The transfer of the Product Assets by the Seller to the Buyer and the assumption of liabilities by Buyer as provided hereunder shall be deemed to have taken place at the close of business on the date of the Closing (the "Closing Date").

1.9     Inventory.     The  parties  agree  that all Inventory being transferred
        ----------
hereby is presently under the custody and control of Buyer. Within 15 days after the Closing Date, Seller and Buyer shall jointly determine the quantity of the Inventory being transferred hereby and Seller's book value thereof as calculated consistent with Seller's past practice (the "Initial Closing Inventory Value"). In performing such calculation adequate reserves for excess and obsolete or unusable Inventory shall be established consistent with Seller's past practice. The resulting Initial Closing Inventory Value shall be used for the purposes of the allocation in Section 1.7 and the call option in Section 2.1 but shall not require any adjustment of the Purchase Price paid hereunder.

ARTICLE  II
CALL  OPTION

     2.1 Call Option.  The Seller shall have the option to require Buyer to sell
        -------------
the Product Assets to Seller for an immediate cash payment in the amount of $12,000,000 (the "Call Option Purchase Price") pursuant to a Product Purchase Agreement substantially similar to the terms contained herein except (a) the representations and warranties shall be adjusted as agreed upon by the parties to exclude from their terms any fact, event or failure to act prior to the date hereof (b) the Product Assets shall not include any tangible assets owned by Buyer as of this date or purchased by Buyer after this date other than Inventory and (c) in the event the book value of Inventory as of the date of the closing of the exercise of the call option (as calculated in a manner consistent with the calculation contemplated by Section 1.9) (the "Option Closing Inventory Value") varies from that Initial Closing Inventory Value (i) to the extent that the Option Closing Inventory Value is less than the Initial Closing Inventory Value, the Call Option Purchase Price shall be adjusted downward on a dollar-for-dollar basis or (ii) to the extent that the Option Closing Inventory Value is more than the Initial Closing Inventory Value, at the option of Seller, either the Call Option Purchase Price shall be adjusted upward on a dollar-for-dollar basis and all Inventory shall be transferred to Seller or the Call Option purchase price shall remain at $12,000,000 and Buyer shall retain (and may sell in the ordinary course of business) Inventory with a book value in excess of the Initial Closing Inventory Value. In the event that Seller exercises its option to buy the Product Assets the Buyer shall not be obligated to transfer such Product Assets to Seller until it receives the aforesaid $12,000,000 in immediately available funds (as adjusted for Inventory)
2.2     Notification.  Seller  shall  have  the  right  to  exercise  the option
---     -------------
granted to it in subsection 2.1 by giving the Buyer written notice of its desire
---
to exercise its option at least ten business days prior to the date contemplated for the consummation of said transaction; provided that Buyer may terminate its obligation to transfer the Product Assets if Seller is not ready, willing and able to pay the Call Option Purchase Price, in immediately available funds, on or before the 30th day after the date of its notice given pursuant to this subsection.


     2.3     Effect  of  Transfer.  Upon the exercise of the option contained in
             ---------------------
subsection 2.1, Buyer shall remain responsible for any claims related to the manufacture, marketing or sale of Products between the date hereof and the date of payment as provided for in Section 2.1 and Seller shall be responsible for such matters as to any Product manufactured, marketed or sold thereafter.

     2.4     Time  for  Exercise  of Options.  All of the rights and obligations
             --------------------------------
established pursuant to this Article II, including without limitation the option set forth in subsection 2.1, shall terminate if the sale of the Product Assets is not consummated on or before December 31, 2001.
ARTICLE  III
REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER

The  Seller  represents  and  warrants  to  the  Buyer  as  follows:
3.1     Authority.  The  Seller has all requisite power and authority to execute
        ---------
and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the
     Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.
3.2     Noncontravention.  The  execution and delivery of this Agreement and the
        ----------------
consummation by the Seller of the transactions contemplated hereby will not (a) conflict with or violate any provision of the charter or By-laws of the Seller, or (c) conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default under any material contract or agreement to which the Seller is a party.
3.3     Title  and  Liens.  Seller  has good and marketable title to the Product
        ------------------
Assets, free and clear of all liens, mortgages, security interests, encumbrances or other charges, ("Liens") except for any Liens which would not interfere in any material respect with Buyer's manufacture, marketing or sale of the Product
3.4     Regulatory  Compliance.   The  Registrations  have  been  validly issued
        -----------------------
and  Seller  has  complied  in  all  material  respects  with  the  terms of the
Registrations and all other rules and regulations of the FDA in its manufacturing, marketing and sale of the Product. Neither Seller, nor to its knowledge the entity manufacturing the Product under a Contract, has received any notice that the FDA has commenced or threatened to initiate any action to withdraw the approval represented by the Registrations or to require a recall of the Product nor has the FDA issued any inspection reports, observations, warning letters or similar communications indicating an allegation of lack of compliance with FDA regulatory requirements as related to the Product except to the extent satisfied to the FDA's written satisfaction.
3.5     Contracts.   The  Contracts  are  valid  and  binding obligations of the
        ----------
Seller and, to the knowledge of Seller, the third parties thereto and Seller is not, and to the knowledge of Seller said third parties are not, in material default thereunder.


ARTICLE  IV

REPRESENTATIONS  AND  WARRANTIES  OF  THE  BUYER
     The  Buyer  represents  and  warrants  to  the  Seller  as  follows:
4.1     Authority.  The  Buyer  has all requisite power and authority to execute
        ---------
and  deliver  this  Agreement  and  to  perform  its obligations hereunder.  The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.
4.2     Noncontravention.  Neither  the execution and delivery of this Agreement
        ----------------
by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under any material contract or agreement to which the Buyer is a party.

ARTICLE  V

POST-SALE  COVENANTS
5.1     Cooperation  in  Litigation.  From  and after the date hereof, the Buyer
        ---------------------------
and the Seller shall each fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to the Product Assets (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for such party or its officers, directors, employees and agents, for their time spent in such cooperation.
5.2     Sharing  of  Data.  The  Seller shall have the right (and shall have the
        ------------------
right to provide such right to Upsher-Smith) for a period of seven years (or such longer time as applicable law requires Seller to maintain such records) following the Closing Date, to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Buyer pursuant to this Agreement for the limited purpose of concluding its involvement in the sale of the Product prior to the Closing and for complying with its obligations under applicable laws and Buyer agrees to use practices and procedures identical to that which it applies to its books and records generally to maintain such books and other documents for such period of time.
     5.3     Conduct of Business. Prior to December 31, 2001, the Buyer will not
             --------------------
with respect to the Product Assets (y) create or allow to exist liens, mortgages, pledges or other encumbrances except to the extent such may be released concurrently with the transfer of the Product Assets pursuant to
Article II hereof or (z) sell, assign or transfer any of the Product Assets except Inventory in the ordinary course of business or the transfer of the Product Assets to an affiliate of Buyer who agrees to be bound by the terms of Articles II and V hereof.

ARTICLE  VI

INDEMNIFICATION
6.1     Indemnification  by  the  Seller.  The  Seller  hereby agrees to defend,
        --------------------------------
indemnify and hold harmless the Buyer, its directors, officers, affiliates, successors and assigns, from and against any and all claims, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) (collectively, "Damages") resulting from or arising out of (i) any material misrepresentation, material breach of representation or warranty or any failure to perform any covenant or agreement of the Seller in this Agreement or (ii) any claim, suit or cause of action asserting that the Product or the manufacturing, marketing, sale or use of the Product violates or infringes any patent, trade secret or other intellectual or proprietary right of any third party (other than as a result of a modification of the Product or the manufacturing process for the Product after the Closing Date) or (iii) the manufacturing, marketing, sale or use of the Product sold by Seller prior to the date hereof.
6.2     Indemnification  by  the  Buyer.  The  Buyer  hereby  agrees  to defend,
        -------------------------------
indemnify and hold harmless the Seller, its directors, officers, affiliates, successors and assigns, from and against any and all Damages resulting from, consisting of or arising out of or in connection with (i) any material misrepresentation, material breach of representation or warranty or any failure to perform any covenant or agreement of the Buyer in this Agreement, (ii) the manufacturing, marketing, sale or use of the Product sold by Buyer after the date hereof or (iii) any failure of the Buyer to satisfy or fully perform the Assumed Liabilities.
6.3     Method  of  Asserting  Claims.
        -----------------------------
     Each Party entitled to indemnification under this Section (the "Indemnified Party") shall given notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under  this  Section  except  to  the  extent  that  the  Indemnifying  Party is materially adversely affected by such failure. The Indemnified Party may participate (but not control) in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
6.4     Survival of Representations.  The representations and warranties of each
        ---------------------------
     of the parties hereto shall survive until the date that is 12 months after the Closing Date.
6.5     Limit  on  Claims.  No  claim  under  this  Agreement, including but not
        ------------------
limited to a claim for damages or indemnification, shall exceed the Purchase Price. A claim for misrepresentation or breach of representation or warranty, shall not be enforceable unless the party against whom the claim is made receives written notice of such claim in the manner set forth in Section 6.3 and
7.7  hereof  not  later  than  the  date  set  forth  in  Section  6.4.






ARTICLE  VII

MISCELLANEOUS
7.1     Press  Releases  and  Announcements.  Until the Closing has occurred, no
        -----------------------------------
Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in
--------   -------
good faith is required by law or regulation (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).
7.2     No  Third  Party  Beneficiaries.  This  Agreement  shall  not confer any
        -------------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.
7.3     Entire  Agreement.  This  Agreement (including the documents referred to
        -----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.
7.4     Succession  and  Assignment.  This  Agreement  shall be binding upon and
        ---------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.
7.5     Counterparts.  This  Agreement  may  be  executed  in  one  or  more
        ------------
counterparts,  each  of  which  shall  be  deemed  an  original but all of which
        ---
together  shall  constitute  one  and  the  same  instrument.
7.6     Headings.  The section headings contained in this Agreement are inserted
        --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
7.7     Notices.  All  notices,  requests,  demands,  claims  and  other
        -------
communications  hereunder  shall  be  in  writing.  Any notice, request, demand,
        -----
claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:
If  to  the  Seller:     Copy  to:
-------------------      --------
Ascent  Pediatrics,  Inc.     Hale  and  Dorr  LLP
187  Ballardvale  Street,  Suite  B125     60  State  Street
Wilmington,  Massachusetts  01887     Boston,  Massachusetts  02109
Attention:  President     Attn:  Stuart  Falber,  Esq.

If  to  the  Buyer:     Copy  to:
------------------      --------
Alpharma  USPD  Inc.
7205  Windsor  Boulevard     Alpharma  Inc.
Baltimore,  Maryland  21244     One  Executive  Drive
Attention:  President     Fort  Lee,  New  Jersey  07024
     Attention:  Chief  Legal  Officer
Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party or Parties notice in the manner herein set forth.
7.8     Governing  Law;  Jurisdiction.  This  Agreement shall be governed by and
        -----------------------------
construed in accordance with the internal laws (and not the law of conflicts) of the  State  of  Delaware.
7.9     Amendments and Waivers.  No amendment of any provision of this Agreement
        ----------------------
shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
7.10     Severability.  Any  term or provision of this Agreement that is invalid
         ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
7.11     Expenses.  Except  as  otherwise expressly provided herein, each of the
         --------
Buyer, on the one hand, and the Seller, on the other hand, will pay its own fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby.
7.12     Construction.  The  language  used in this Agreement shall be deemed to
         ------------
be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
7.13     Confidentiality.  Each  Party agrees that it will keep confidential and
         ---------------
will not disclose, divulge or use for any purpose any confidential, proprietary or secret information which such Party may obtain from the other Party pursuant to this Agreement or any other agreement between the Parties, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 7.13 by such Party); provided, however, that such Party may disclose such information as required by law, provided that such Party provides prior written notice to the other Party of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
BUYER:
Alpharma  USPD  Inc.
By:     /s/  Thomas  L.  Anderson
        -------------------------
Title:     President
           ---------
SELLER:
Ascent  Pediatrics,  Inc.
By:     /s/  Emmett  Clemente
        ---------------------
Title:     President
           ---------

                                                                          ------
                                                                       EXHIBIT A
                                                                       ---------

                             FDA NOTIFICATION LETTER
                             -----------------------
                                    Attached